UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania		17059
(Address of principal executive offices)		(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 11, 2012, Timothy P. Stayer has been appointed as a Class A Director of First Community Financial Corporation (the “Company”) to serve for a term expiring at the 2013 Annual Meeting of Shareholders and until his successor has been elected. In connection with such appointment, Mr. Stayer was also appointed as a Director of The First National Bank of Mifflintown, the wholly owned banking subsidiary of the Company (the “Bank”). Mr. Stayer has not yet been appointed to any committees of the Board.

Mr. Stayer, 60, has served with the Bank since 1995 and is currently Chief Operating Officer of the Company and Community Banking Services Division Manager of the Bank, and is responsible for Marketing.

There is no arrangement or understanding between Mr. Stayer and the Company or any other person pursuant to which Mr. Stayer was selected as a Director, and Mr. Stayer has not entered into any material plan, contract or arrangement with the Company or the Bank in connection with his selection as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

Dated: December 17, 2012	By:	/s/ Scott E. Fritz
Scott E. Fritz, President and Chief Executive Officer